UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of Principal Executive Offices, and Zip Code)

(206) 517-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08. Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this report is incorporated by reference into this Item 5.08.

Item 8.01. Other Events.

The board of directors (the “Board”) of Impinj, Inc. (the “Company”) has established October 23, 2019, as the date of the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). The Board has set the close of business on August 30, 2019, as the record date for determining stockholders who are eligible to receive notice of and vote at the 2019 Annual Meeting. In conformance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for any submission made subject to paragraph (e)(1) of such rule to be included in the Company’s proxy statement for the 2019 Annual Meeting, it must be received by the Company at its principal executive offices before 5:00 p.m. (Pacific time) on August 30, 2019. For any submission made subject to paragraph (e)(2) of such rule to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act in respect of the 2019 Annual Meeting, it must be received by the Company at its principal executive offices before 5:00 p.m. (Pacific time) on August 31, 2019 and be in compliance with the Company’s bylaws, if applicable. All submissions must be directed to the attention of the Corporate Secretary, Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109. The Company will publish additional details regarding the exact time, location and matters to be voted on at the 2019 Annual Meeting in the Company’s proxy statement for the 2019 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

Date: August 21, 2019	By:	/s/ Chris Diorio
Chris Diorio
Chief Executive Officer